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                                                                    EXHIBIT 10.6


                                   EXECUTIVE
                             EMPLOYMENT AGREEMENT
                             --------------------

     This Employment Agreement is made this 5th day of January 1999 by and between Reptron Electronics, Inc., a Florida corporation whose corporate office address is 14401 McCormick Drive, Tampa, FL 33626 (hereinafter "Company") (for purposes of Paragraphs 8, 9, and 10 "Company" shall additionally include the Company's subsidiaries and Affiliates, as defined below), and Paul Plante whose address is 4220 Swann Avenue, Tampa, FL 33609 (hereinafter "Executive").

     IN CONSIDERATION of the mutual covenants hereinafter contained, the Company and the Executive agree as follows:

     1. This Agreement shall continue until terminated as herein provided. This Agreement supersedes all prior employment agreements or arrangements existing as between the Company and the Executive.

     2. The Company engages the Executive and the Executive accepts the engagement to provide the services hereinafter described for the period and upon the terms and conditions hereinafter described.

     3. At the execution hereof, the Executive shall be employed as Chief Operating Officer. The Executive shall perform the duties commensurate with such position and such other duties as are assigned to him and as directed and specified by the Chief Executive Officer or the Board of Directors. The Executive agrees that his title and responsibilities are subject to change from time to time as directed by the Chief Executive Officer of the Company or the Board of Directors. The Executive agrees that he shall serve the Company to the best of his abilities and devote his full time and effort in completing and fulfilling his duties and responsibilities.

     4. During the term of this Agreement, the Executive shall be compensated as follows:

          (a)(i) The Company shall pay to the Executive base salary ("Annual Base Salary") of $300,000, payable in bi-weekly installments.

             (ii) The Annual Base Salary shall be increased on January 1 of each year commencing with January 1, 2000 by an amount equal to the product of (i) the Annual Base Salary or the Adjusted Annual Base Salary, defined below, as the case may be, and
                    (ii) the greater of (x) 3% and (y) CPI Increase, defined below, (as increased, the "Adjusted Annual Base Salary"). For purposes of this Agreement, the term "CPI Increase" shall mean the amount of the percentage increase, if any, in the Consumer

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                    Price Index (as defined below) for the twelve-month period ending on the last day of the calendar year immediately preceding each January 1st adjustment date during the term of this Agreement. The Consumer Price Index as used herein shall mean the Consumer Price Index for the U.S. city average for all urban consumers, unadjusted, all items, as promulgated by the Bureau of Labor Statistics of the U.S. Department of Labor, using the base years 1982-84=100. In the event that the Consumer Price Index referred to herein ceases to incorporate a significant number of the items as currently set forth therein, or if a substantial change is made in the method of establishing the Consumer Price Index, then the Consumer Price Index shall be adjusted to the figure that would have resulted had no change occurred in the manner of computing the Consumer Price Index. In the event that the Consumer Price Index (or successor or substitute index) is not available, then the Company shall use, subject to Employee's reasonable approval, another governmental or nonpartisan publication evaluating the information previously used in determining the Consumer Price Index in lieu of the Consumer Price Index.

          (iii) In the event of the death of the Executive, the Annual Base Salary or Adjusted Annual Base Salary, as the case may be, shall be paid to the end of the then bi-weekly installment period. In the event of the permanent disability of the Executive, the Annual Base Salary or Adjusted Annual Base Salary, as the case may be, shall be payable through the date benefits under the disability policy maintained by the Company becomes first payable, but in no event for a period longer than 90 days following the onset of the illness or injury causing such disability,

          (b) The Executive shall receive an annual cash bonus payable by March 31 following the calendar year in which earned determined as a factor of the Company's earning per share
                    (EPS) as at the December 31st of the calendar year for which the bonus is calculated.

                                                  Cash Bonus As A
                                                  % of Annual Base Or Annual
                                                  Adjusted Base Salary,
                         EPS                      As the Case May Be
                         ---                      ------------------

                         less than $.80                    0
                         $.80 to $ 1.00                   20%
                         $1.01 to $1.20                   40%
                         $1.21 to $1.40                   60%
                         $1.41 to $1.60                   80%
                         $1.60 to $1.80                  100%

                    (i) If the Executive's employment is terminated: (x) by reason of death or permanent disability, (y) if following a Change of Control (as defined in Paragraph
                         5) the Executive's employment is terminated for his refusal to perform his duties and responsibilities other than on

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                         an occasional basis consistent with past practice in a
                         location other than Tampa, Florida, or (z) the Executive's employment is terminated without cause as hereinafter defined, the bonus amount shall be calculated to the end of the calendar year in which the termination occurs and paid to the Executive, or his written designated beneficiary or estate, as the case may be, not later than the next following March 31. Notwithstanding the foregoing, the bonus amount shall be prorated to the date of termination if such termination results in the payment of the Severance Payment, as defined below.

               (ii) In addition to holidays or days off provided generally to all employees, the Executive shall be entitled to four (4) weeks vacation (20 working days). Any vacation days in a calendar year so provided and not taken by the Executive shall be waived.

               (iii) The Executive shall participate in and receive comparable benefits as are provided generally by the Company to its senior management personnel as a group from time to time except as modified or amplified by this Agreement.

          (c) The Company shall provide the Executive with an automobile allowance of $1,000 per month and shall further pay the Executive's expenses related thereto, including all costs of fuel, maintenance, repairs and comprehensive automobile insurance insuring the Executive as a named insured on the vehicle and all other drivers of that vehicle providing for liability insurance of not less than $3,000,000 combined single limit.

     5.   For purposes hereof, Change of Control shall mean:

          (a) Any replacement of more than 50% of the directors of the Company which follows, and is directly or indirectly a result of, any one or more of the following:

               (i) A cash tender offer or exchange offer for the Company's common stock other than by Executive, Michael L. Musto ("Musto"), an Affiliate of Executive or Musto, or a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934 ("Group"), of which Executive, Musto or an Affiliate of Executive or Musto is a member;

               (ii) A solicitation of proxies other than by Executive or Musto, an Affiliate of Executive or Musto, a Group of which Executive, Musto or an Affiliate of Executive or Musto is a member, the Company's management (inclusive of the Executive or Musto) or its board of directors;
                                                    --

               (iii) Acquisition of beneficial ownership of shares having 50% or more of the total number of votes that may be cast for the election of

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                         directors of the Company by a third party or a Group
                         for the purpose of changing control of the Company, other than by Executive, Musto, an Affiliate of Executive or Musto, or a Group of which Executive, Musto or an Affiliate of Executive or Musto is a member; or

               (iv) Any merger, business combination, sale of assets or other extraordinary corporate transaction undertaken for the purpose of changing control of the Company, other than by Executive, Musto, an Affiliate of Executive or Musto, or a Group of which Executive, Musto or an Affiliate of Executive or Musto is a member. For purposes hereof, the proposed merger between All American and a subsidiary of the Company shall in no event be deemed to be a Change of Control of the Company.

          For purposes of this Agreement "Affiliate" means, with respect to another individual or entity (a "person"), (a) any person directly or indirectly owing, controlling or holding with power to vote 5% or more of the outstanding voting securities of such other person; (b) any person 5% or more of whose outstanding securities are directly or indirectly owned, controlled or held with power to vote by such other person; (c) any person directly or indirectly controlling, controlled by or under common control with such other person; (d) if such other person is an officer, director, employee or partner, any company or other entity for which such person acts in any such capacity; and (e) any close relative or spouse of the specified person.

     6. With the exception of those provisions which survive termination as herein specifically provided, this Agreement and the Executive's employment shall terminate upon any of the following:

          (a)  the voluntary termination of employment by the Executive,

          (b) the death, or permanent disability of the Executive during the term of this Agreement (permanent disability being determined at such time when disability insurance coverage maintained by the Company for the Executive becomes payable), or, if no such insurance is then in existence, the date by which three medical doctors or psychiatrists (as applicable), at least one of whom shall be selected by Executive or his legal representative, have examined Executive and concluded (as set forth in a letter delivered to the Company) that Executive has a permanent disability which has rendered him incapable of substantially performing his customary duties for at least six consecutive months, with such determination effective retroactively as of the end of such six-month disability period), or

          (c) discharge of the Executive by the Company with or without cause or prior notice.

          Upon any such termination, except as otherwise provided herein, all compensation and benefits other than those required by law to continue, shall thereafter likewise

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          concurrently terminate.

     7. As additional consideration of the services to be performed by the Executive and the undertakings hereby assumed by the Executive, the Company shall make a "Severance Payment" subject to the following conditions as follows:

          (a) The amount of the Severance Payment shall equal 2.99 times the average annual base compensation as defined and determined under
               Section 28OG of the Internal Revenue Code of 1986, as amended.

          (b)  The Severance Payment shall be payable upon:

               (i) a termination of employment by the Company (or its successors) for whatever or no reason (other than as described in subparagraph (b)(iii)(x) below) within 180 days prior to, or within one year following, a Change of Control, or a termination of employment within one year following a Change of Control for the reason stated in sub-paragraph 6(b), or

               (ii) failure of the Executive and the Company (or its successor) to execute an employment agreement prior to the first annual anniversary of a Change of Control, which addresses the Executive's employment beyond said anniversary date, and the employee quits within 30 days of said anniversary, or

               (iii) A termination of employment by the Company without cause. If the Executive's employment is terminated by the Company for reasons other than the following, such termination for the purposes hereof shall be one without cause:

                        (x) Employee is convicted (by a jury verdict, guilty plea or plea of nolo contenders, any of which are not reversed on appeal) of a felony under state or federal law; or

                        (y) Executive's failure, after thirty (30) days written notice (which notice shall be given only after approval or authorization thereof by the Company's Board of Directors), to cure a material default of any of the provisions of this Agreement or the Executive wilfully violates a written Company policy or procedure that is material to the business of the Company and has failed to cure such violation after thirty (30) days written notice, (which notice shall be given only after approval or authorization thereof by the Company's Board of Directors). In order to be effective said notice must clearly specify the material default or violation and must notify Executive of the Company's intention to terminate this Agreement in the event the described material default or violation is not cured within said thirty (30) days; provided, however, no notice shall be required when the Company has been materially damaged as a result of such default or

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

                         violation and, by its nature, the default or violation cannot be cured. A termination of the Executive with cause shall be effected only upon the vote of a majority of the Board of Directors.

            (c) The Severance Payment shall be paid in 36 monthly installments, each equal to 1/36th of the Severance Payment, commencing on the first day of the calendar month next following such termination of this Agreement.

            (d) The Severance Payment shall be forfeited by the Executive if he shall breach any provision of paragraphs 8, 9, or 10 hereof. Any installments made prior to such breach shall be immediately returned to the Company by the Executive.

            (e) If the Executive shall die prior to all of the installments having been paid, the remaining installments of the Severance Payment shall be payable to the estate of the Executive or to such designee as the Executive shall have directed in writing to the Company.

            (f) Receipt of the Severance Payment, to the extent payable, shall act as a full release by the Executive of all claims the Executive may have against the Company except for unpaid wages, benefits or sums to be paid to the Executive post-termination of this Agreement as herein provided.

     8.(a) Executive acknowledges that during the course of his past employment with the Company, and as his employment continues, he has and will have direct access to and knowledge of the Company's trade secrets and other confidential and proprietary information and documents, including but not limited to the Company's customer list, customer requirements and information, price lists, all training materials, product information, operating procedures, marketing information, selling strategies, and supplier information (collectively "Confidential Information"). Notwithstanding the foregoing, Confidential Information shall not include:

            (i) Information which, at the time of disclosure is in the public domain or which, after disclosure, becomes part of the public domain by publication or otherwise through no action or fault of Employee;

            (ii) Information which is in Employee's possession at the time of disclosure and was not acquired from the Company or an Affiliate;

            (iii) Information which was received by Employee from a third party having the legal right to transmit that information; or

            (iv) Information that is independently developed by Employee without the use of Confidential Information.

     (b) The Executive agrees that all Confidential Information shall remain the property of the Company, shall be kept in the strictest of confidence, used solely for the benefit of the Company and shall not be disclosed, either directly or indirectly, to any other person or entity except as is required in the furtherance of the Company's business and for its benefit. Executive further agrees that all such Confidential Information (and any copies thereof regardless of how maintained, including that which has been reduced to electronic memory) shall be returned to the Company upon termination of this Agreement for whatever reason. The terms of this paragraph are in addition to, and not in lieu of, any common law, statutory or other contractual obligations that Executive may have relating to the Company's Confidential Information. Further, the terms of this paragraph shall survive indefinitely the termination of this Agreement.

     9. The Executive acknowledges that the Company has made a significant investment in developing and training a competent work force and customer base and that the scope of the abilities of, and compensation paid to, the Company's various employees is valuable and confidential information. Further, the Executive acknowledges that the Company's continued viability and success is in large part contingent upon maintaining a stable, trained and competent work force and its customer base. Consequently, during the course of his employment, and for a period of one year thereafter, regardless of the reason for termination thereof, the Executive will not directly or indirectly solicit, entice, encourage, or cause, any salaried employee of the Company to leave the employment of the Company. Further during said one year period, the Executive will not directly or indirectly hire, or cause another person or entity to hire, any salaried employee of the Company. Additionally, the Executive will not, directly or indirectly, for the one year period following his termination of Employment, regardless of the reason for termination thereof, solicit or submit a quotation for the electronic component distribution business of, or offer to sell or sell any product or service offered by the electronic component distribution business of the Company to, any customer of the Company existing at the time of such termination or within one year prior thereto or, for a period of two years following said termination of employment, regardless of the reason for termination thereof, solicit or submit a quotation for, or offer to sell or sell any product or service offered by, the contract manufacturing business of the Company, to any customer of the Company existing at the time of such termination or within one year prior thereto.

     10. Executive acknowledges and agrees that the covenants set forth in Paragraphs 8 and 9 are necessary and reasonable to protect the Company's Confidential Information, its intangible business assets, its legitimate business interests and goodwill, and that the breadth, time and geographic scope of the limitations set forth therein are reasonable and necessary to protect the same. The Executive expressly acknowledges and agrees that the Company would not have an adequate remedy at law in the event of his breach, and or threatened breach of the covenants set forth in Paragraphs 8 or 9 of this Agreement. Consequently, in addition to such other remedies as the Company may have, the Company, shall be entitled to obtain, and Executive agrees not to oppose a request for, equitable relief in the form of specific performance, ex parte temporary or preliminary injunctive relief, other temporary or permanent injunctive relief, or other equitable remedy fashioned by a court of competent jurisdiction enjoining the Executive from any such threatened or actual breach.

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     11.  If during the term of this Agreement, the Company is a participant in a consolidation or merger, or the Company should sell substantially all of its assets, the Company agrees that as a condition of closing any such transaction, the surviving entity to such consolidation or merger, or the purchaser of such assets, shall in writing assume this Agreement and become obligated to perform all of the terms and provisions hereof applicable to the Company. Without limiting the generality of the foregoing, the covenants contained in Paragraphs 8, 9 and 10 may be enforced by the assignee or successor of the Company.

     12. If any of the consideration paid or made available to the Executive under this Agreement, or other benefit or consideration provided to the Executive as an employee of the Company, is accelerated as a consequence of a change of control as provided under Section 280(G) of the Internal Revenue Code of 1986, as amended, or such other provision of law of similar effect ("Code") results in the imposition of an excise tax under Section 4999 of the Code, the Company shall pay to the Executive an amount ("Grossed-Up Excise Tax Payment") be computed by dividing the excise tax so imposed by a number equal to one minus the sum of (i) the highest combined marginal U.S. federal, state and local individual income, social security, medicare and unemployment tax rate (or such other combined tax rate that is similar to or replaces such combined tax rate) applicable to Employee (taking into account the deductibility of any such federal, state and local taxes) that is in effect at the time the excise tax is imposed and (ii) the excise tax rate applicable to Executive. For example, if the excise tax is $100, the highest combined marginal tax rate applicable to Employee at such time is 45% and the Excise Tax rate is 20%, the Grossed-Up Excise Tax Payment would be $285.71. The Company shall pay the Grossed-Up Excise Tax Payment to the Executive less any Excise Tax withheld and remitted by the Company not later than March 31st following the calendar year in which the consideration or benefit is received by the Executive for which the excise tax is payable.

     13. Any notice to be given to the Company hereunder shall be deemed sufficient if addressed to the Board of Directors in writing and delivered or mailed by certified or registered mail to 14401 McCormick Drive, Tampa, Florida 33626, or such other primary business address of the Company. Any notice to be given to Executive hereunder shall be delivered or mailed by certified or registered mail to him at 4220 Swann Avenue, Tampa, FL 33609, or such other address as he may hereafter designate.

     14. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company, including without limitation, the purchaser of substantially all of the operating assets of the Company. Unless clearly inapplicable, reference herein to the Company shall be deemed to include any such successor. In addition, this Agreement shall be binding upon and inure to the benefit of the Executive and his heirs, executors, legal representatives and assigns; provided, however, that the obligations of Executive hereunder may not be delegated without the prior written approval of the Board of Directors of the Company. The provisions of Paragraphs 7, 8, 9, 10, 11 and 12 shall survive the termination of this Agreement.

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     15.  This Agreement may not be altered, modified or amended except by a written instrument signed by each of the parties hereto.

     16. This instrument (including attachments and exhibits thereto and documents and agreements referred to therein) embodies the whole agreement of the parties. All previous negotiations or agreements between the parties, either verbal or written with respect to the subject matter hereof not herein contained are hereby withdrawn and annulled. This contract shall supersede all previous communications, representations, or agreements, either verbal or written, between the parties hereto with respect to the subject matter hereof.

     17. The failure of either party at any time to require performance by the other party of any provision of this Agreement shall not be deemed a continuing waiver of that provision or a waiver of any other provision of this Agreement and shall in no way affect the full right to require such performance from the other party at any time thereafter.

     18. The invalidity or unenforceability of any Paragraph or Paragraphs, or subparagraphs of this Agreement, shall not affect the validity or enforceability of the remainder of this Agreement, or the remainder of any Paragraph or sub-paragraph. If as provided by law, a court of competent jurisdiction is unable to modify any such violative Paragraph or sub-paragraph to result in the same not being invalid or unenforceable, this Agreement shall then be construed in all respects as if any invalid or unenforceable Paragraph or subparagraph(s) were omitted.

     19.  The Executive represents to the Company as follows:

          (a) That the Executive has been advised by the Company to have this Agreement reviewed by an attorney representing the Executive, and the Executive has either had this Agreement reviewed by such attorney or has chosen not to have this Agreement reviewed because the Executive, after reading the entire Agreement, fully and completely understands each provision and has determined not to obtain the services of an attorney.

          (b) The Executive, either on his own or with the assistance and advice of his attorney, has in particular reviewed Paragraphs 8, 9 and 10, understands and accepts the restrictions thereby imposed and agrees the same are reasonable in all respects and necessary for the protection of the property rights, goodwill and the intangible business assets of the Company.

          (c) That no force, threats of discharge, or other threats or duress have been used by the Company, directly, indirectly or by innuendo, in connection with the Executive's execution of this Agreement.

     20. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Florida without regard to conflicts of laws. Further, the Executive agrees that any action relating to the terms of this Agreement shall be

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          commenced and only commenced in a state or federal court sitting in
          Tampa, Florida.

     21. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements and travel expenses in addition to any other relief to which he or it may be entitled, before and at trial, whether or not trial on the merits occurs, and at all tribunal levels.

     22. Subject to and limited by Paragraph 10 hereof, all disputes which may arise under this Agreement shall be settled by arbitration pursuant to the rules of the American Arbitration Association by a single arbitrator that the Company and Employee agree upon. Such arbitration shall take place in Tampa, Florida. If the Company and Employee do not so agree on a single arbitrator, the arbitration shall be by a board of three members, to be composed of one person appointed by the Company, one person by Employee and the third person selected by said two appointees. The Company and Employee shall each designate in writing to the other party its respective appointee within 30 days after the determination, by written notice by either party, that they cannot agree as to a single arbitrator. If the two appointees fail to select a third person within 30 days after the designation of the two appointees, the third person shall be designated by the American Arbitration Association upon application by the Company or Employee. The decision of the single arbitrator, or of any two of a three person board of arbitrators, shall be binding on the parties to the controversy and their representatives. Such decision shall be enforced with the same force and effect as a decree of a court having jurisdiction over the matter. The fees and expenses including attorneys' fees which may be incurred in connection with any such arbitration shall be paid by the party whose contention is rejected by the decision of the arbitration, or if only partially rejected, as allocated by the decision of the arbitrator or board of arbitrators.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date opposite their signatures.


                                        REPTRON ELECTRONICS, INC.


Date:_______________                    By: /s/ Michael L. Musto
                                           ----------------------------------
                                             Name:   MICHAEL L. MUSTO
                                             Title:  Chief Executive Officer


Date:    1/5/99                         /s/ Paul J Plante
     ---------------                    -------------------------------------
                                        PAUL J PLANTE

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